Exhibit 99.2
                                  NEWS

FOR RELEASE: March 30, 2009

Charter Communications Receives Court Approval
Of All “First-Day” Motions In Its Financial Restructuring

Operations to continue as usual

Company will continue payment of employee wages and benefits

Local Franchise Authorities to be paid in full

St. Louis, MO – Charter Communications, Inc. (NASDAQ: CHTR) and its subsidiaries (“Charter” or the “Company”) today announced the approval of all of its first-day motions by the United States Bankruptcy Court for the Southern District of New York.
“We appreciate the prompt action by the Court in approving our first-day motions,” said Neil Smit, President and Chief Executive Officer.  “These approvals help us to continue to operate our business as usual and continue to provide our customers with quality cable, Internet and phone service as we execute on our financial restructuring.  We look forward to completing our financial restructuring as soon as practicable and emerging as a stronger company.”
The Company received Court approval during its first-day hearings to honor current customer programs without interruption.  The Company also received approval to, among other things, continue employee wage and benefits programs, pay fees to its Local Franchise Authorities incurred before and after the filing in full and in the normal course, and utilize its cash on hand and cash flows from operating activities to continue to fund its projected cash needs as it proceeds with its financial restructuring on an interim basis, pending final Court authorization to be sought within the coming weeks.  Charter has filed a motion with the Court requesting permission to pay trade creditor balances incurred before and after the filing in full and in the normal course, and expects that motion to be heard in the coming weeks.  The Company expects that cash on hand and cash from operating activities, will be adequate to fund its projected cash needs as it proceeds with its financial restructuring, and therefore has not sought debtor-in-possession (DIP) financing.
The Company’s principal Chapter 11 petition has been assigned case number 09-11435.  Additional information about Charter’s restructuring, including the disclosure statement describing the Pre-Arranged Plan and the terms of the committed and optional investments by members of the Bondholder Committee, is available at the Company’s website www.charter.com.  You may also receive information from the Company’s restructuring information line, 800-419-3922.  For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/charter.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable(R) video entertainment programming, Charter High-Speed(R) Internet access, and Charter Telephone(R). Charter Business(TM) similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "plans," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2008 and our most recent annual report on Form 10-K, and include, but are not limited to:

•	the completion of the Company's restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;
•
the ability of the Company to satisfy closing conditions under the agreements-in-principle and Pre-Arranged Plan and related documents and to have the Pre-Arranged Plan confirmed by the bankruptcy court;

•
the availability of and access to, in general, funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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Contacts:

Media:
Anita Lamont, 314-543-2215
Charter Communications, Inc.

Andy Brimmer / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

or

Analysts:
Mary Jo Moehle, 314-543-2397
Charter Communications, Inc.